SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-K
                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
   **********************************************************************
     Date of Report (Date of earliest event reported): June 9, 1995

                 Merry Land & Investment Company, Inc.
         (Exact name of registrant as specified in its charter)

                 Georgia                                      001-11081
(State or other jurisdiction of incorporation)        (Commission File Number)

                                  58-0961876
                        (I.R.S. Employer I.D. Number)

    624 Ellis Street, Augusta, Georgia                           30901
(Address of principal executive offices)                      (Zip Code)

     Registrant's telephone number, including area code:  706/722-6756

         ____________________________________________________________
        (Former name or former address, if changed since last report)
    **********************************************************************


Filed:  June 20, 1995

ITEM 5. OTHER EVENTS. Merry Land & Investment Company, Inc. (the "Company") entered into four agreements (the "Agreements") on June 9, 1995 for the acquisition of four limited partnerships which own four apartment communities containing 1,630 units in Dallas, Texas. Three of the communities recently have been completed and one is currently under construction. The aggregate purchase price of the four partnerships is $102.1 million. The Company's obligation to purchase the four partnerships is subject to various conditions, including the completion of inspections of the apartment communities by the Company, the attainment of specified occupancy and rent levels and, in the case of the property currently under construction, the completion of the construction. Closing with respect to two of the four partnerships is expected to occur by the end of July, with the other two partnerships expected to be acquired later in the year. Because of the closing conditions, there is no assurance that these acquisitions will occur.

     The communities owned by the partnerships to be acquired, the names of the partnerships, the names of the sellers, the number of units and the allocated cost are as follows:

                                                                                                               Allocated Cost
Name of Apartments            Name of Partnership                Name of Seller                       Units    (In Thousands)
- --------------------------    -----------------------------      ---------------------------------    -----    --------------

Jefferson at Cedar Springs    Jefferson at Cedar Springs, L.P.   Carmil Capital Corporation &
                                                                 JPI Investment Company, L.P.           380       $24,000,000

Jefferson at Round Grove      Jefferson at Round Grove, L.P.     Carmil Capital Corporation,
                                                                 JPI Investment Company, L.P., &
                                                                 Sumiken Real Estate Company, Ltd.      404       $24,650,000

Jefferson at Chase Oaks       Jefferson at Chase Oaks, L.P.      Carmil Capital Corporation &
                                                                 JPI Investment Company, L.P.           470       $29,000,000

Jefferson on the Parkway      Jefferson on the Parkway/
                              Dallas, L.P.                       Carmil Capital Corporation &
                                                                 JPI Investment Company, L.P.           376       $24,450,000
==========================    ==============================     =================================    =====     =============
                                                                                             TOTAL    1,630      $102,100,000

     None of the sellers or partnerships are related to or affiliated with the Company. The Company intends to form two wholly owned subsidiary corporations to acquire all of the partnership interests of the sellers and to thereafter continue to operate the four Dallas, Texas properties through the four partnerships.

     The Company intends to utilize the proceeds of its $120 million senior note offering made pursuant to Registration Statement No. 33-57453 to pay for these acquisitions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS. Attached hereto are pro forma statements of income and audited statement of excess revenues over specific operating expenses with respect to the anticipated acquisitions.



                   ==================================
                   Signature Blocks on Following Page
                   ==================================

                                  SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Merry Land & Investment Company, Inc.
                                                                  (Registrant)


                                         By:       /s/ Dorrie E. Green
                                         -------------------------------------
                                                     Dorrie E. Green
                                                  As Its Vice President

                 Certain JPI Investment Company Properties

          Combined Statements of the Excess of Operating Revenues
                      Over Specific Operating Expenses
            for the Four Months Ended April 30, 1995 (Unaudited)
                  and for the Year Ended December 31, 1994
                       Together With Auditors' Report

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Merry Land & Investment Company, Inc.:

We have audited the accompanying combined statement of excess of revenues over specific operating expenses of CERTAIN JPI INVESTMENT COMPANY PROPERTIES for the year ended December 31, 1994. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, the financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the properties after acquisition by Merry Land & Investment Company, Inc. The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the properties' revenue and expenses.

In our opinion, the combined statement of excess of revenues over specific operating expenses referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses (exclusive of expenses described in Note 2) of Certain JPI Investment Company Properties for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP



Atlanta, Georgia
May 24, 1995

                 CERTAIN JPI INVESTMENT COMPANY PROPERTIES

           NOTES TO THE COMBINED STATEMENTS OF EXCESS OF REVENUES

                      OVER SPECIFIC OPERATING EXPENSES

                         APRIL 30, 1995 (UNAUDITED)

                  AND FOR THE YEAR ENDED DECEMBER 31, 1994


1.     ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

       Description of Properties

       On June 12, 1995, Merry Land & Investment Company, Inc. ("Merry Land") entered into a contract to purchase all of the partnership interests in four apartment complexes located in Dallas, Texas, for approximately $102.1 million cash, subject to the completion of the due diligence process and certain contingencies. These properties were constructed during 1994 and 1995. Below is a list of properties acquired:

                                                  % of Units
                                                   Leased at       Date
                                                   April 30,      Leasing
                  Property               Units       1995          Began
     --------------------------------    -----    ---------- -------------
     Jefferson at the Parkway, Dallas     376         79%      August 1944
     Jefferson at Chase Oaks              470         43     November 1944
     Jefferson at Cedar Springs           380         94        April 1944
     Jefferson at Round Grove             404         68       August 1944


       JPI Investment Company is a 99% limited partner in all four of the above partnerships. All properties were constructed and managed by affiliates of JPI Investment Company.

       Rental Income

       Rents from leases are accounted for ratably over the term of each lease which is generally for a period of 12 months or less.

2.     BASIS OF ACCOUNTING

       The accompanying combined statements of excess of revenues over specific operating expenses are presented on the accrual basis. The statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of the property after acquisition by Merry Land, such as depreciation, interest, and management fees. Merry Land has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code and intends to maintain its qualification as a REIT in the future. Accordingly, no provision for federal or state income taxes is required.

                 CERTAIN JPI INVESTMENT COMPANY PROPERTIES

                   COMBINED STATEMENTS OF EXCESS REVENUES

                      OVER SPECIFIC OPERATING EXPENSES

            FOR THE FOUR MONTHS ENDED APRIL 30, 1995 (UNAUDITED)

                    AND THE YEAR ENDED DECEMBER 31, 1994





                                                       1995         1994
                                                   -----------  -----------
                                                   (Unaudited)
REVENUES:
     Rents (Note 1)                                 $2,604,700   $1,569,296
     Other income                                      105,218       59,848
                                                    ----------   ----------
          Total revenues                             2,709,918    1,629,144
                                                    ----------   ----------
SPECIFIC OPERATING EXPENSES (Note 2):
     Personnel                                         419,786      489,329
     General and administrative                         67,893       91,445
     Marketing                                         182,144      305,916
     Repairs, maintenance, and contract services       118,131       98,372
     Utilities                                         117,511      110,961
     Property insurance                                 40,649       24,437
     Real estate taxes                                  72,849       71,194
                                                    ----------   ----------
                                                     1,018,963    1,191,654
                                                    ----------   ----------
EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES  1,690,955      437,490
                                                    ==========   ==========


       The accompanying notes are an integral part of these statements.

                                               MERRY LAND & INVESTMENT COMPANY, INC.
                                                   PRO FORMA STATEMENT OF INCOME
                                               FOR THE YEAR ENDED DECEMBER 31, 1994
                                                            (Unaudited)
                                               (In thousands, except per share data)

                                                  1994                            1995
                                         Apartment Acquisitions          Apartment Acquisitions
                                         -----------------------    --------------------------------
                                                                                            Interest
                                          Combined                   Three                     and
                                         Results of                  Asset         JPI                   Dividend
                                   As     Acquired      Adjust-    Acquisi-     Acquisi-     Adjust-      Adjust-        Pro
                                Reported Properties      ments       tions        tions       ments        ment         Forma
                                -------- ----------    --------    --------     --------    --------     --------     --------
Income from property operations
  Rental and mineral
     royalty revenue.. . . . .  $103,169    $27,224 (a)               $7,373 (b) $12,594 (b)                          $150,360
  Rental expenses,
     property tax and insurance   38,409     11,849 (a)      82 (c)    3,034 (b)   4,786 (b)      60 (c)                58,220
  Depreciation of real
     estate owned. . . . . . .    17,877                  5,425 (d)                            4,044 (d)                27,346
                                --------   --------    --------     --------    --------    --------     --------     --------
  Operating income
     from properties . . . . .    46,883     15,375     (5,507)        4,339       7,808     (4,104)            0       64,794

Other income:
  Other interest and
     dividend income . . . . .     2,440                                                                    (144) (e)    2,296
  Other. . . . . . . . . . . .        25                                                                                    25
                                --------   --------    --------     --------    --------    --------     --------     --------
                                   2,465                                                                    (144)        2,321
Expenses:
  Interest . . . . . . . . . .    10,394                                                                    8,181 (e)   18,575
  General and
     administrative  . . . . .     1,773                     34 (f)                               30 (f)                 1,837
  Depreciation-other,
     amortization and other costs    470                                                                      120 (e)      590
  Other non-recurring costs. .       200                                                                                   200
                                --------   --------    --------     --------    --------    --------     --------     --------
                                  12,837          0          34            0           0          30        8,301       21,202

Income before gains. . . . . .    36,511     15,375     (5,541)        4,339       7,808     (4,134)      (8,445)       45,913

Gains on sales of assets:
  Gains on sales of investments      201                                                                                   201
  Gains on sales of real estate      273                                                                                   273
                                --------   --------    --------     --------    --------    --------     --------     --------
                                     474                                                                                   474
                                --------   --------    --------     --------    --------    --------     --------     --------
Net Income . . . . . . . . . .   $36,985    $15,375    ($5,541)       $4,339      $7,808    ($4,134)     ($8,445)      $46,387
                                ========   ========    ========     ========    ========    ========     ========     ========

Preferred dividend requirement     7,934                                                                                20,535 (g)
Net income available for
  common shares. . . . . . . .   $29,051                                                                               $25,852

Net income per common share
  (fully diluted). . . . . . .     $1.10                                                                                 $0.79
Weighted Average common shares
  outstanding. . . . . . . . .    26,430                                                                                32,861
Weighted average fully diluted
  common shares. . . . . . . .    32,562                                                                                44,236

                               See notes and assumptions to unaudited pro forma statements of income.

                                               MERRY LAND & INVESTMENT COMPANY, INC.
                                                   PRO FORMA STATEMENT OF INCOME
                                               FOR THE QUARTER ENDED MARCH 31, 1995
                                                            (Unaudited)
                                               (In thousands, except per share data)

                                                                              Interest
                                               Three                             and
                                               Asset       JPI                Dividend
                                      As     Acquisi-   Acquisi-    Adjust-    Adjust-      Pro
                                   Reported    tions      tions      ments      ment       Forma
                                   --------  --------   --------   --------   --------   --------
Income from property operations:
   Rental and mineral royalty
     revenue . . . . . . . . . .    $32,991    $2,220 (b) $3,149 (b)                      $38,360
   Rental expenses, property
     tax and insurance.. . . . .     12,363       986 (b)  1,196 (b)     15 (c)            14,560
   Depreciation of real estate
     owned . . . . . . . . . . .      5,892                           1,011 (d)             6,903
                                   --------  --------   --------   --------   --------   --------
   Operating income from
     properties. . . . . . . . .     14,736     1,234      1,953    (1,026)          0     16,897

Other income:
   Other interest and dividend
     income. . . . . . . . . . .        631                                       (57) (e)    574
   Other.. . . . . . . . . . . .        140                                                   140
                                   --------  --------   --------   --------   --------   --------
                                        771         0          0          0       (57)        714
Expenses:
   Interest. . . . . . . . . . .      2,977                                      1,412 (e)  4,389
   General and administrative. .        531                               8 (f)               539
   Depreciation-other,
     amortization and
     other costs.. . . . . . . .        128                                         30 (e)    158
   Other non-recurring costs.. .          0                                                     0
                                   --------  --------   --------   --------   --------   --------
                                      3,636         0          0          8      1,442      5,086

Income before gains. . . . . . .     11,871     1,234      1,953    (1,034)    (1,499)     12,525

Gains on sales of assets:
   Gains on sales of investments.        48                                                    48
   Gains on sales of real estate.         0                                                     0
                                   --------  --------   --------   --------   --------   --------
                                         48           0          0        0          0         48
Net income.. . . . . . . . . . .     11,919    $1,234     $1,953   ($1,034)   ($1,499)    $12,573
                                   ========  ========   ========   ========   ========   ========

Preferred dividend requirement .      3,074                                                 5,134 (g)
Net income available for common
   shares. . . . . . . . . . . .     $8,845                                                $7,439

Net income per common share
   (fully diluted).. . . . . . .      $0.27                                                 $0.23
Weighted Average common shares
   outstanding.. . . . . . . . .     32,720                                                32,861
Weighted average fully diluted
   common shares.  . . . . . . .     39,627                                                44,236

                               See notes and assumptions to unaudited pro forma statements of income.

                   MERRY LAND & INVESTMENT COMPANY, INC.

       Notes and Assumptions to Unaudited Pro Forma Income Statements


(a) Represents adjustments to reflect a full period of rental income and rental expense for the properties acquired during 1994

(b) Represents adjustments to reflect a full period of rental income and rental expense on properties acquired or under contract during 1995. The JPI properties are subject to a contingent contract requiring that the properties reach 90% occupancy prior to contract closing; accordingly, the JPI pro forma balances represent estimated rental revenues and rental expenses at 90% occupancy.

(c) Represents adjustment to reflect additional management costs on properties acquired during the period.

(d) Represents adjustments to reflect a full period of depreciation on properties acquired during the period.

(e) Represents adjustment to interest expense, amortization expense and other interest and dividend income resulting from property acquisitions, payoff of other debt and the use of the senior note and common and preferred stock offering proceeds.

(f) Represents adjustment to reflect the additional general and administrative expenses required by an increase in personnel and associated costs related to properties acquired during the period.

(g) Represents the dividend requirement on the preferred stock outstanding.


NOTE: No pro forma balance sheet has been prepared. Giving effect to the proceeds of the Series C preferred stock and use of such proceeds to repay the unsecured line of credit and the repurchase agreement debt results in the following pro forma balances:

          Properties, at cost      $969,578
          Total assets             $962,157
          Total debt               $257,819
          Shareholders' equity     $697,499